UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

August 17, 2022

Date of Report (Date of earliest event reported)

HTG Molecular Diagnostics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37369	86-0912294
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3430 E. Global Loop Tucson, AZ	85706
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (877) 289-2615

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	HTGM	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 17, 2022, we convened and adjourned our 2022 Annual Meeting of Stockholders (the “2022 Annual Meeting”), without any business being conducted, due to a lack of quorum. The 2022 Annual Meeting was adjourned until 1:00 p.m. Pacific Time on Thursday, September 15, 2022. James T. LaFrance’s term of office was scheduled to expire at the 2022 Annual Meeting. In addition, as previously reported in our Current Report on Form 8-K filed with the Securities and Exchange Commission on June 27, 2022, Harry A. George notified us on June 23, 2022 of his decision to resign from our Board of Directors (the “Board”) on the date of the 2022 Annual Meeting. In light of the adjournment of the 2022 Annual Meeting until September 15, 2022, on August 17, 2022, each of Mr. LaFrance and Mr. George resigned from the Board, effective on August 18, 2022.

On August 18, 2022, we appointed Thomas W. Dubensky Jr., Ph.D. to the Board, effective concurrently with the resignation of Mr. LaFrance, to serve as a Class I director with a term of office expiring the 2022 Annual Meeting. Dr. Dubensky was also appointed to serve as a member of the Compensation Committee of the Board.

Pursuant to our non-employee director compensation policy (the “Compensation Policy”), (i) Dr. Dubensky will receive an annual cash retainer of (a) $35,000 for service on the Board and (b) $6,000 for service on the Compensation Committee of the Board, and (ii) Dr. Dubensky was granted on the date of his appointment an option to purchase 8,000 shares of our common stock, one-third of which vests twelve months after the date of grant with the remaining shares vesting monthly over a two-year period thereafter. The Compensation Policy also provides for automatic annual option grants to purchase 4,000 shares of our common stock, which vests upon the earlier to occur of (i) 12 months following the date of grant and (ii) the following year’s annual stockholder meeting. Each of the equity grants described above will vest in full in the event of a change in control (as defined in our equity incentive plan). The foregoing description of the Compensation Policy is qualified in its entirety by the full text of the Compensation Policy, a copy of which is filed as Exhibit 10.14 to our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the Securities and Exchange Commission on March 29, 2022.

Dr. Dubensky has also entered into our standard form of Indemnity Agreement with our directors, a copy of which is filed as Exhibit 10.1 to our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the Securities and Exchange Commission on March 29, 2022.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 18, 2022, the Board approved an amendment (the “Bylaws Amendment”) to our Amended and Restated Bylaws, as amended (the “Bylaws”), effective immediately. The Bylaws Amendment amended Section 8 of Article III of the Bylaws to reduce the quorum requirement for all meetings of stockholders of the Company from a majority of the stock outstanding and entitled to vote to one-third of the stock outstanding and entitled to vote.

The foregoing description of the Bylaws Amendment is qualified in its entirety by reference to the full text of the Bylaws Amendment, a copy of which is filed with this report as Exhibit 3.1.

Item 8.01	Other Events.

On August 17, 2022, we convened and adjourned the 2022 Annual Meeting, without any business being conducted, due to a lack of quorum. The 2022 Annual Meeting has been adjourned until 1:00 p.m. Pacific Time on Thursday, September 15, 2022. The reconvened 2022 Annual Meeting will be held at the same virtual meeting link at www.proxydocs.com/HTGM.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

3.1	Amendment to Amended and Restated Bylaws.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HTG Molecular Diagnostics, Inc.

Dated: August 18, 2022	By:	/s/ Shaun D. McMeans
Shaun D. McMeans
SVP and Chief Financial Officer